Exhibit 10.1
INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of January 9, 2020, is made by and between Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its permitted successors and assigns, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company proposes to conduct a rights offering by distributing, at no charge, non-transferable rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or shares of the Company’s Series X convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), having the rights, powers, preferences and privileges as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, as currently on file with the Secretary of State of the State of Delaware (the “Certificate of Designation”), to each holder of record of (a) shares of Common Stock, (b) shares of Preferred Stock, and (c) the Common Stock Purchase Warrants issued by the Company on May 21, 2018 (collectively, the “Warrants”), in each case, as of 5:00 p.m. (New York time) on January 21, 2020 (the “Record Date”);

WHEREAS, the Rights will be exercisable for a number of shares (the “Offered Shares”) resulting in gross proceeds to the Company of up to approximately thirty million dollars ($30,000,000);

WHEREAS, to the extent that the Rights Offering (as defined below) is not fully subscribed, the Investors intend to subscribe for additional shares as follows: (a) Stonepine Capital, LP intends to subscribe for unsubscribed Rights exercisable for a number of shares resulting in gross proceeds to the Company of three million dollars ($3,000,000) and (b) to the extent there are additional remaining unsubscribed Rights, each Investor intends to subscribe for such remaining unsubscribed Rights in proportion to the percentage set forth opposite such Investor’s name on Schedule II hereto;

WHEREAS, following the distribution of the Rights, the Company will commence an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which each holder of a Right will be entitled to subscribe for the following (the “Rights Offering”): (a) for each share of Common Stock held on the Record Date, the right to purchase a fraction of a share of Common Stock at a subscription price of $2.51 per whole share of Common Stock (the “Common Exercise Price”) or, if, as a result of such purchase, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after the issuance of such shares, the option to subscribe instead for a number of shares of Preferred Stock (at a subscription price of $25.10 per whole share of Preferred Stock, prorated for fractional shares (the “Preferred Exercise Price”)), equal, on an as-converted basis, to the excess portion of the Common Stock that cannot be purchased due to the foregoing beneficial ownership limitation, (b) for each share of  Common Stock issuable upon conversion of each share of Preferred Stock held on the Record Date, the right to purchase a fraction of a share of Common Stock at a subscription price equal to the Common Exercise Price, or if not allowed by the Nasdaq Marketplace Rule 5635, then the right to purchase a fraction of a share of Preferred Stock at a subscription price equal to the Preferred Exercise Price, and (c) for each share of Common Stock issuable upon exercise of each outstanding Warrant held on the Record Date, the right to purchase a fraction of a share of Common Stock at a subscription price equal to the Common Exercise Price or, if, as a result of such purchase, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of the Common Stock then issued and outstanding immediately after the issuance of such shares, the option to purchase a fraction of a share of Preferred Stock at a subscription price equal to the Preferred Exercise Price;

WHEREAS, in order to facilitate the Rights Offering, the Investors have agreed to purchase, at the Common Exercise Price or the Preferred Exercise Price, as applicable, upon expiration of the Rights Offering, shares of Common Stock or Preferred Stock, as applicable, having an aggregate value equal to the value of all of the Offered Shares that are not purchased pursuant to the exercise of Rights (including any exercise of Rights by the Investors) in the Rights Offering (the “Backstop Shares”), upon the terms and subject to the conditions set forth herein (the “Backstop Commitment”); and

WHEREAS, the Board of Directors of the Company has approved the Rights Offering, this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Conduct of Rights Offering

(a) As soon as practicable after the execution hereof, the Company shall publicly announce its plans to conduct the Rights Offering, including disclosing the Record Date, the material terms of the Rights Offering, the anticipated closing date and the Investor’s purchase commitment hereunder.

(b) The Company shall use commercially reasonable efforts to: (i) initiate the Rights Offering, on the terms set forth above, within five business days after the Record Date, and (ii) close the Rights Offering by no later than 5:00 p.m. (New York time) on February 10, 2020.

2. Purchase and Sale of Securities.

(a) As soon as practicable, and in any event within two business days after the expiration of the offering period of the Rights Offering (“Expiration Time”), the Company will give the Investors notice of: (i) the number of Offered Shares purchased by holders of Rights pursuant to validly exercised Rights in the Rights Offering, and (ii) the number of Backstop Shares (if any) to be purchased hereunder and the aggregate Common Exercise Price or Preferred Exercise Price therefor (a “Purchase Notice”). If there are no Backstop Shares to be purchased hereunder, the Company shall provide the Investors with notice of this fact (a “Satisfaction Notice”). The date of transmission of a Purchase Notice or a Satisfaction Notice is referred to herein as the “Determination Date.”

(b) On the Closing Date (as defined below), and on the terms and subject to the conditions in this Agreement, each Investor agrees to purchase from the Company, and the Company will sell to each Investor, that number of Backstop Shares (if any), calculated in accordance with Section 2(a), equal to the product of (i) the percentage set forth opposite each Investor’s name on Schedule I hereto, and (ii) the aggregate amount of Backstop Shares, at the Common Exercise Price or Preferred Exercise Price, as applicable; however, if either Investor’s and its affiliates’ participation in the Rights Offering exceeds such Investor’s Original Backstop Commitment set forth opposite such Investor’s name on Schedule I hereto, then the other Investor shall purchase all Backstop Shares (if any) at the Common Exercise Price or Preferred Exercise Price, as applicable.

(c) The closing of the Rights Offering and the purchase of Backstop Shares by the Investors hereunder (the “Closing”) will occur as soon as practicable following the Expiration Time and after giving effect to the determinations contemplated by Section 2(a) above (the “Closing Date”). The Company and, to the extent applicable, the Investor, shall use commercially reasonable efforts to cause the Closing Date to occur within two business days following the Expiration Time.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investors, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date, after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation or formation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means any act, development, event or occurrence which could be reasonably expected to have a material adverse effect on: (i) the enforceability of this Agreement, (ii) the results of operations, business, properties or financial condition of the Company and its Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement to be performed as of the date of determination, other than any such change, effect, event or circumstance, including, without limitation, any change in the stock price or trading volume of the Common Stock, that resulted directly or indirectly from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such natural disasters, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investors, any of their affiliates or permitted successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, and (F) any change resulting from compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement. For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any significant subsidiary as defined under Rule 1-02(x) of Regulation S-X.

(b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, and to perform its obligations hereunder and consummate the transactions contemplated hereby, including the issuance of the Common Stock, Preferred Stock and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”). The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the conduct of the Rights Offering, including the issuance of the Preferred Stock and the Conversion Shares.

(c) Execution and Delivery; Enforceability. This Agreement has been, or prior to its execution and delivery at the Closing, will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d) Authorized and Issued Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, 5,000,000 shares of which have been designated as Series X Convertible Preferred Stock. As of the close of business on January 8, 2020 (the “Capital Structure Date”), (i) 33,873,084 shares of Common Stock were issued and outstanding and (ii) 565,231 shares of Preferred Stock were issued and outstanding. Except as set forth in the preceding sentence, there were no other shares of capital stock issued and outstanding or securities convertible into or exchangeable for shares of capital stock of the Company, in each case as of the Capital Structure Date. Since the Capital Structure Date, the Company has not issued any capital stock or securities exchangeable or convertible into capital stock of the Company, other than pursuant to stockholder-approved equity compensation plans.

(e) Issuance. The Backstop Shares to be issued and sold by the Company hereunder, when such Backstop Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights. The Conversion Shares to be issued upon conversion of the Preferred Stock will be, when issued upon conversion of the Preferred Stock in accordance with the Certificate of Designation, duly and validly authorized, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(f) No Conflict. The execution and delivery by the Company of this Agreement and compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated herein (including issuance and sale of Common Stock and/or Preferred Stock and the issuance of the Conversion Shares upon conversion of the Preferred Stock): (i) will not, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries, and (iii) will not result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, in each case, that is material to the operations of the Company and its Subsidiaries; except in the case of clauses (i) and (iii) for any such breach, violation or impairment as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To the actual knowledge of the Company, the Company further represents and warrants that the Investors will not, by virtue of acquiring the Rights, the Common Stock, Preferred Stock or the Conversion Shares pursuant to this Agreement or through the Rights Offering, trigger any anti-takeover rights or protective provisions, applicable to the Company, including under applicable law or under any stockholder rights agreement (“poison pill”) or similar agreement or arrangement to which the Company is a party.

(g) Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, including the sale, issuance and delivery of the Common Stock and/or Preferred Stock to the Investors hereunder and the issuance of the Conversion Shares upon the conversion of the Preferred Stock, except: (i) the registration under the Securities Act, of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Common Stock or Preferred Stock by the Investors, including Form D notice with the U.S. Securities and Exchange Commission (“SEC”), if required.

(h) SEC Filings. Since February 28, 2019, the Company has timely filed all current and periodic reports required to be filed with the SEC (the “SEC Reports”) pursuant the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC Reports, as of the time when they were filed, conformed in all material respects to the requirements of the Exchange Act, and none of the SEC Reports contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Absence of Changes. Except as disclosed in the SEC Reports or as otherwise contemplated by this Agreement, since September 30, 2019: (i) there has been no event, occurrence or development that has had or that could be reasonably expected to give rise to a Material Adverse Effect, and (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company.

4. Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants to, and agrees with the Company, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a) Authority. Each Investor has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, including the subscription for the Backstop Shares. The Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement, including the subscription for the Backstop Shares.

(b) Execution and Delivery; Enforceability. This Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by each Investor, and each such document constitutes, or will constitute, the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c) No Registration. Each Investor understands that the Backstop Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(d) Investment Intent. Each Investor is acquiring the Backstop Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(e) Securities Laws Compliance. The Backstop Shares will not be offered for sale, sold or otherwise transferred by an Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(f) No Short Sales. Each Investor has not, nor has any person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”) of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending the date hereof.

(g) Sophistication. Each Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Backstop Shares being acquired hereunder. Each Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Each Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Backstop Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, each Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(h) Legended Securities. Each Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Backstop Shares shall be represented by a certificate bearing the following legend (the “Securities Act Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT.

The foregoing Securities Act Legend shall be promptly removed from Backstop Shares, and the Company shall issue, or cause to be issued, to each applicable Investor a certificate for such Backstop Shares without such legend or any other legend, or, if so requested by such Investor, by electronic delivery at the applicable balance account at the Depository Trust Company, if one of the following conditions is met: (i) such Backstop Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations, (ii) in connection with a sale, assignment or other transfer of such Backstop Shares, such Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Backstop Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Backstop Shares, or (iii) the Backstop Shares are registered and sold pursuant to an effective registration statement for resale under the Securities Act.

5. Short Sales After the Date Hereof. Each Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will, directly or indirectly, engage in any Short Sales involving the Company’s securities during the period from the date hereof until the earlier of such time as (i) the Closing Date or (ii) this Agreement is terminated in full.

6. Conditions to the Obligations of the Parties.

(a) The obligations of each Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by such Investor in its sole and reasonable discretion):

(i) Rights Offering. The Rights Offering shall have been completed by the Company before February 14, 2020 on the terms set forth herein.

(ii) Purchase or Satisfaction Notice. Each Investor shall have timely received either a Purchase Notice from the Company on the Determination Date, certifying the number of Backstop Shares to be purchased pursuant to the Backstop Commitment, or a Satisfaction Notice.

(iii) Consents. All other governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received, and any applicable approvals required by the Nasdaq Stock Market LLC (“Nasdaq”).

(iv) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that are qualified by the term “material” or “Material Adverse Effect” or similar term, which shall be true and correct in all respects) on the date hereof and as of the Closing Date.

(v) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by Nasdaq or any other securities exchange or by order of the SEC or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

(b) The obligation of the Company to issue and sell the Backstop Shares are subject to the following conditions (which may be waived in whole or in part by the Company in its sole and reasonable discretion):

(i) No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Common Stock or Preferred Shares to an applicable Investor or the consummation of the transactions contemplated by this Agreement.

(ii) Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all respects on the date hereof and as of the Closing Date.

(iii) Rights Offering. The Rights Offering shall have been completed by the Company.

7. Termination. This Agreement may be terminated by mutual written consent of the Company and the Investors or by the Investors if the Closing has not been consummated within ten business days from the Expiration Time through no fault of the Investors; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Company:

Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
Attn: Secretary

If to the Investors:

c/o BVF Partners, LP
44 Montgomery Street 40th Floor
San Francisco, California 94104
Attn: Matthew Perry

c/o Stonepine Capital, LP
919 NW Bond Street, Suite 204
Bend, Oregon, 97703

9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, provided that an applicable Investor may assign part or all of its rights and obligations hereunder to an affiliate of such Investor, provided that the assigning party shall remain liable for any non-performance of such assignee’s assigned obligations. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

10. Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

11. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12. Fees and Expenses. Except as expressly set forth in the Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, at the Closing, the Company shall reimburse the Investors for their reasonable and documented legal fees and expenses incurred in connection with this Agreement and the Rights Offering, not to exceed $50,000 in the aggregate.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act, and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

14. Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

15. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

16. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:
CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey L. Stein
Name:	Jeffrey L. Stein

Title:	President and Chief Executive Officer

INVESTORS:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., General Partner

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

STONEPINE CAPITAL, LP

By:	Stonepine Capital Management, LLC
Its:	General Partner

By:	/s/ Jon Plexico
Name:	Jon Plexico
Title:	Managing Member

SCHEDULE I

Investor	Original Backstop Commitment (“OBC”)	Percentage of Backstop Shares to be Purchased
Biotechnology Value Fund, L.P.	$25,000,000	(OBC - ROP) / ($30,000,000 – TROP)
Stonepine Capital, LP	$5,000,000	(OBC– ROP) / ($30,000,000 – TROP)

Investor’s Rights Offering participation (“ROP”)
Total Rights Offering participation by all Investors (“TROP”)

SCHEDULE II

Investor	Percentage of Backstop Shares to be Purchased
Biotechnology Value Fund, L.P.	90.262%
Stonepine Capital, LP	9.738%